UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 1, 2023
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition
On February 7, 2023, New Relic, Inc. (the “Company”) issued a press release announcing its financial results for the third fiscal quarter ended December 31, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information in this Item 2.02, including the press release attached as Exhibit 99.1 hereto, is furnished pursuant to Item 2.02 but shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2023 (the “Grant Date”), as part of its efforts to incentivize executives key to leading the Company’s strategic growth and further align their interests with those of long-term stockholders, the Company made one-time grants to certain of its named executive officers and certain other key executives of special performance-based restricted stock units (the “Special Award”).
As described further below, the Special Awards have a target achievement at a $100 stock price hurdle within two years of the grant date, which would reflect a stock price appreciation of greater than 70% compared to the average stock price for the Company in the thirty calendar days preceding the Grant Date. The Special Award has a minimum stock price hurdle of $85 to vest any award shares. Beyond the target vesting tranche at $100 per share, two further vesting tranches are possible at the achievement of $115 and $135 stock price hurdles, respectively. If the Special Awards were to vest at the target $100 vesting tranche, that performance would reflect approximately $2.4 billion in incremental stockholder value growth (compared to the average market capitalization for the Company in the thirty calendar days preceding the Grant Date), with 1.67% of that incremental value creation captured by the executives participating in the Special Award.
Aligned with Stockholder Interests
The Special Awards were approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) following the review and adoption of the framework and target value by the independent members of the Board of Directors of the Company (the “Board”). The design incorporates feedback from several stockholders, as well as consultation with the Compensation Committee’s independent compensation consultants. We believe that the Special Awards will help further align executive interests with those of the Company’s long-term stockholders around long-term value creation. The defined two-year period by which the Special Awards may be achieved, if at all, reflects the Board’s belief that the coming two years are a critical period to build on the successful foundation of the Company’s recent business transformation and accelerate the Company’s operating performance to drive value for stockholders.
The Board and the Compensation Committee believe that, because the target value of Special Awards (at the target $100 vesting tranche) represent less than one percent of the Company’s common stock outstanding on the Grant Date, the dilutive effect on stockholders is reasonable given the substantially larger increase in stockholder value that would be created by achievement of the performance milestones.
Factors Considered in Designing the Special Awards
In determining the appropriateness of granting the Special Awards, the Board and the Compensation Committee reviewed the relevant market benchmarks prepared by the Compensation Committee’s independent compensation consultant and considered, among other factors, the following:
•The significant value expected to be generated for stockholders if the performance goals are achieved;
•The value of other equity incentives currently held by the relevant executives (including amounts unvested);
•The value of similar equity awards granted for above-and-beyond effort in recent years to key executives of other publicly traded companies that have a similar industry focus;
•The intended one-time nature of the Special Awards grant reflecting the importance of the coming period to sustain and accelerate performance to create long-term value for stockholders; and
•The importance of each executive’s strategic contributions and leadership for the successful execution of the Company’s growth strategy.
Material Terms of the Special Awards
The Special Awards have an aggregate target value of approximately $40 million, as calculated at the times of the applicable vesting events if the target $100 vesting tranche (the “Target Vesting Tranche”) is achieved. The Special Awards total a maximum of 1,017,076 performance-based restricted stock units (the “PSUs”), with vesting contingent on achieving specified stock price hurdles and a two-year service-based requirement as described below.
The PSUs provide each executive an opportunity to earn up to a maximum of the shares subject to the Special Awards granted to him or her in four vesting tranches as set forth below (each, a “Vesting Tranche”) within a two-year performance period starting on the Grant Date and ending on the two-year anniversary of the Grant Date (the “Performance Period”), subject to achieving the pre-determined stock price hurdles (the “Stock Price Hurdles”).

Vesting Tranche	Approximate Percentage of PSUs Vesting	Stock Price Hurdle
Minimum Vesting Tranche	15.42%	$85.00
Target Vesting Tranche	26.22%	$100.00
Third Vesting Tranche	28.34%	$115.00
Fourth Vesting Tranche	30.01%	$135.00
The Stock Price Hurdle for a particular Vesting Tranche shall be achieved if the Company’s closing share price during a period of 45 consecutive trading days during the Performance Period equals or exceeds such Stock Price Hurdle. To support long-term retention, the PSUs belonging to a Vesting Tranche will vest, subject to the executive’s continued service, 50% on the later of (i) the first anniversary of the Grant Date or (ii) certification by the Compensation Committee that the applicable Stock Price Hurdle has been satisfied (such later date, the “Achievement Date”), and 50% on the first anniversary of the applicable Achievement Date.
The Special Awards granted to the Company’s named executive officers are: Bill Staples, the Company’s Chief Executive Officer, with an aggregate of 169,412 PSUs vesting if the Target Vesting Tranche is achieved (up to an aggregate of 406,830 PSUs in the event all vesting tranches are achieved); and David Barter, the Company’s Chief Financial Officer, with an aggregate of 74,118 PSUs vesting if Target Vesting Tranche is achieved (up to an aggregate of 177,988 PSUs in the event all vesting tranches are achieved). The remaining PSUs, comprising approximately 42.5% of the total Special Awards, were allocated to other key executives of the Company. Given the Company’s stock price at the Grant Date, the Special Awards have a total award stock-based compensation expense of approximately $37.8 million taking into account the probability of payout based on historical performance and volatility.
The Special Awards were granted under the New Relic, Inc. 2014 Equity Incentive Plan and are memorialized in individual award agreements. The foregoing summary of the Special Awards is qualified in its entirety by reference to the full text of the form of award agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the intended effects of the Special Awards, and the potential achievement by the Company of stock price goals or satisfaction by the Company's executives of service-based conditions that are necessary for the Special Awards to vest, and the anticipated impacts thereof. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Further information on these and other factors that could affect the forward-looking statements in this Current Report on Form 8-K is included in the filings the Company makes with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” including our most recent Quarterly Report on Form 10-Q. Copies of these documents may be obtained by visiting our Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 1, 2023, in connection with the adoption of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”), certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of the bylaws of the Company, the Board adopted amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately. Among other things, the Amended and Restated Bylaws:
•enhance the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and other proposals made in connection with annual and special meetings of shareholders by, among other things:
◦requiring a shareholder delivering a nomination notice pursuant to the Universal Proxy Rules to comply with Rule 14a-19; and
◦providing that, unless otherwise required by law, if a stockholder provides notice under the Universal Proxy Rules and subsequently fails to comply with the requirements of Rule 14a-19 or fails to provide reasonable evidence sufficient to satisfy the Company that the requirements of Rule 14a-19 have been met, then the Company shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.
•Modify the provisions relating to stockholder meeting adjournment procedures and the list of stockholders entitled to vote at stockholder meetings to reflect recent amendments to the DGCL.
•Make other updates, including ministerial, clarifying and conforming changes.
The foregoing summary and description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Registrant.
10.1	Form of Special Performance Unit Award Grant Notice under the 2014 Equity Incentive Plan, and related form agreements.
99.1	Press release, dated February 7, 2023, issued by New Relic, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: February 7, 2023	By:	/s/ David Barter
David Barter Chief Financial Officer